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EXHIBIT 23

CONSENT OF DELOITTE & TOUCHE LLP



                          INDEPENDENT AUDITORS' CONSENT


Charter One Financial, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23805, 33-61273, 333-33259, 333-42823, 333-33169, 333-70007, 333-65137,
333-67431, 333-85207 and 333-57196 of Charter One Financial, Inc. on Forms S-8 of our report dated January 22, 2002 appearing in this Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 2001.

/s/Deloitte & Touche LLP

Cleveland, Ohio
March 15, 2002